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                                  EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Quintiles Transnational Corp. for the registration of 6,500,000 shares of its common stock of our report dated January 29, 1999, with respect to the financial statements of ENVOY Corporation included in the Annual Report on Form 10-K of Quintiles Transnational Corp. for the year ended December 31, 1999.


                                         /s/ Ernst & Young LLP

Nashville, Tennessee
December 1, 2000